SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2009 Iron Street, Bellingham, WA 98225

(Address of principal executive offices)

Registrants telephone number, including area code: (260) 647-3170

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Executive Officers

On November 29, 2005, the Company appointed Collin Young as Comptroller and Barbara (Bobbi) Stevenson as Assistant Corporate Secretary.

A chartered accountant licensed in the province of Alberta and the Yukon Territory, Collin Young CA has more than 15 years experience in public and private practice as a financial accountant, manager of a regional accounting practice, chief financial officer, auditor, and management consultant for a national accounting and consulting firm, Revenue Canada, a crown development corporation, an energy services company, and various private, community, university, regional hospital, First Nation, public sector clients, including the Yukon Mineral Advisory Board and the predecessor to the Yukon Department of Energy, Mines and Resources.

As a business and financial administrator, information technology specialist and educator, Barbara ("Bobbi") Stevenson, has several university degrees and college diplomas, and more than 40 years experience in business management, information systems, financial services in the private and public sectors in the United States and Canada, as well as the administration of the self-regulated Association of Professional Engineers in the Yukon Territory.

Neither Mr. Young nor Ms. Stevenson has been involved in any legal proceedings required to be reported hereunder. There are no family relationships among the directors and officers of the Company. There have been no transactions or proposed transactions between the Company and Mr. Young or Ms. Stevenson which would be required to be reported hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

December 2, 2005                    /s/ Hans Boge

Date                                             Hans Boge, President